Exhibit 23.3

                           Alex Burton P.Eng., P.Geo.
                              Consulting Geologist
                             Burton Consulting Inc.
                               1408 Seventh Avenue
                         New Westminister, B.C., V3M 2K3
                             Phone/Fax 604.525.8403
                                 aburton@shaw.ca


U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549

                                     CONSENT


I, Alex Burton P.Eng., P.Geo., am the author of a Report entitled TULAMEEN MOUNTAIN PROJECT, New Westminster, Similkameen Mining Division, British Columbia, Canada, dated July 14, 2006, prepared for Treasure Explorations Inc. This is to confirm that I consent to the filing of the Tulameen Mountain Project Report with the US Securities and Exchange Commission, namely a SB-2 registration statement.

I also consent to Treasure Explorations Inc. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at New Westminster, B.C., Canada, this 14th day of July, 2006


/s/ Alex Burton P.Eng., P.Geo.               [SEAL]
-------------------------------------
Alex Burton P.Eng., P.Geo.
Consulting Geologist